EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 18, 2015, with respect to the financial statements of MVP REIT II, Inc. (a Maryland Corporation), for the period from May 4, 2015 (date of inception) through May 29, 2015 contained in the Registration Statement and Prospectus on Form S-11. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ RBSM LLP

New York, New York

July 27, 2015